UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2007

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1110 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On April 30, 2006, United Therapeutics Corporation (the “Company”) adopted a Supplemental Executive Retirement Plan (the “SERP”) to benefit its executive officers and certain other employees.  On December 28, 2007, the Compensation Committee of the Board of Directors of United Therapeutics (the “Compensation Committee”) adopted the United Therapeutics Corporation Supplemental Executive Retirement Plan Rabbi Trust Document (the “Rabbi Trust Document”), providing for the establishment of a trust (the “Rabbi Trust”), the assets of which will be contributed by the Company and used to pay benefits under the SERP, in order to provide more certainty around the Company’s obligation to pay benefits to SERP participants, including upon a change of control of the Company.

The Rabbi Trust Document was entered in to on December 28, 2007, between the Company and Wilmington Trust Company, which will serve as trustee of the Rabbi Trust.  The Rabbi Trust is irrevocable, and SERP participants will have no preferred claim on, nor any beneficial ownership interest in, any assets of the Rabbi Trust.

Generally, additional assets to the Rabbi Trust may be contributed by the Company at its sole discretion.  However, pursuant to the terms of the Rabbi Trust Document, within five days following the occurrence of a Potential Change of Control (as defined below), or if earlier, at least five days prior to the occurrence of a Change of Control (as defined below), the Company will be obligated to make an irrevocable contribution to the Rabbi Trust in an amount sufficient to pay each SERP participant or beneficiary the benefits to which they would be entitled pursuant to the terms of the SERP on the date on which the Change of Control occurred.

For purposes of the Rabbi Trust Document, a “Potential Change of Control” will be deemed to have occurred if one of the following events has occurred:  (A) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control (as defined below); (B) the Company or any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control; or (C) the Board of Directors adopts a resolution to the effect that, for purposes of the Rabbi Trust Document, a Potential Change of Control has occurred.

For the purpose of the Rabbi Trust Document, “Change of Control” means any transfer of control of the Company by acquisition, merger, hostile takeover or for any other reason whatsoever which also qualifies as a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” under Internal Revenue Code section 409A(a)(2)(A)(v).

The Company or its designee will determine the entitlement of a SERP participant or his or her beneficiaries to benefits under the SERP.  The Trustee will make payments to such participants or their beneficiaries from the assets of the Rabbi Trust only as provided in the Rabbi Trust Document or otherwise in accordance with a payment schedule provided by the Company.

The Rabbi Trust will not terminate until the date on which SERP participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the SERP.

The preceding description is qualified by reference to the terms of the Rabbi Trust Document, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01.  Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	United Therapeutics Corporation Supplemental Executive
Retirement Plan Rabbi Trust Document entered into
December 28, 2007 by and between United Therapeutics
Corporation and Wilmington Trust Company, as trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: December 28, 2007	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel